Exhibit (i)

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

December 4, 2017

Dreyfus Institutional Liquidity Funds

c/o The Dreyfus Corporation

200 Park Avenue

New York, New York 10166

Re:	Registration Statement on Form N-1A File Numbers: 811-23296; 333-220625

Ladies and Gentlemen:

We have served as counsel to Dreyfus Institutional Liquidity Funds, an entity of the type commonly known as a "Massachusetts business trust" registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company (the "Trust"), in connection with the registration of an indefinite number of shares (the "Shares") of beneficial interest of the Trust, classified and designated as shares of Dreyfus Treasury and Agency Liquidity Money Market Fund, covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Trust with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

1.	The Prospectus and Statement of Additional Information with respect to the Shares, which form part of the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.	The Trust's Agreement and Declaration of Trust, as amended to date, on file at the office of the Secretary of The Commonwealth of Massachusetts;

3.	The Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

4.	A certificate of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

5.	Resolutions (the "Resolutions") adopted by the Board of Trustees of the Trust relating to the authorization of the offer, sale and issuance of the Shares at net asset value in a continuous public offering, certified as of the date hereof by an officer of the Trust;

6.	A certificate executed by an officer of the Trust, dated as of the date hereof; and

7.	Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

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December 4, 2017

1.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.	Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3.	Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.	All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.	The Trust is duly organized and validly existing under and by virtue of the laws of the Commonwealth of Massachusetts and in good standing with the Secretary of the Commonwealth of Massachusetts.

2.	The Trust is authorized to issue an unlimited number of Shares, and, when the Shares are issued and sold and the authorized consideration therefore is received by the Trust, they will be validly issued, fully paid, and nonassessable by the Trust.

The foregoing opinion is limited to the substantive laws of the Commonwealth of Massachusetts and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the Commonwealth of Massachusetts.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Proskauer Rose LLP